       As filed with the Securities and Exchange Commission on May 7, 1999
                                                    Registration No. 333-_______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        -------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        -------------------------------

                                 ORBIT/FR, INC.
             (Exact name of registrant as specified in its charter)


                    DELAWARE                                  23-2874370
         (State or other jurisdiction of                   (I.R.S. employer
         incorporation or organization)                    Identification No.)


                                 ORBIT/FR, INC.
                              506 PRUDENTIAL ROAD
                          HORSHAM, PENNSYLVANIA 19044
                    (Address of Principal Executive Offices)

                        -------------------------------

                                 ORBIT/FR, INC.
                           1997 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)
                        -------------------------------

                                   ZEEV STEIN
                                    CHAIRMAN
                                 ORBIT/FR, INC.
                              506 PRUDENTIAL ROAD
                          HORSHAM, PENNSYLVANIA 19044
                    (Name and Address of Agent for Service)


                                 (215) 674-5100
          (Telephone number, including area code of agent for service)



                                                    CALCULATION OF REGISTRATION FEE
============================ =========================== ======================== =========================== =====================
                                                            PROPOSED MAXIMUM           PROPOSED MAXIMUM
  TITLE OF SECURITIES TO            AMOUNT TO BE           OFFERING PRICE PER          AGGREGATE OFFERING           AMOUNT OF
       BE REGISTERED                 REGISTERED                 SHARE (1)                 PRICE (1)              REGISTRATION FEE
============================ =========================== ======================== =========================== =====================
  Common Stock, par value
      $0.01 per share                 800,000                   $1.84                      $1,472,000                 $409
============================ =========================== ======================== =========================== =====================

(1) Pursuant to Rule 457(h), based upon the average of the bid and ask prices of the Common Stock reported on the Nasdaq National Market on May 3, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

                  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Orbit/FR, Inc. (the "Registrant") 1997 Equity Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

                  Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a Prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Orbit/FR, Inc., 506 Prudential Road, Horsham, PA 19044, Attention:
William A. Torzolini, Vice President, Finance and Chief Financial Officer, telephone number: (215) 674-5100.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The Registrant and the Plan hereby incorporate by reference in this Registration Statement the following documents:

                  (a) Registrant's Annual Report on Form 10-K, as amended by the Company's Form 10-K/A, for the fiscal year ended December 31, 1998;

                  (b)      All other reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K, as amended by the Company's Form 10-K/A, referred to in (a) above; and

                  (c) The description of the Company's Common Stock, which is incorporated by reference from the Company's Registration Statement on Form 8-A filed under the Exchange Act with the Commission on May 19, 1997, including all amendments or reports filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.

                  All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

         The Company's Bylaws also provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. Reference is made to the Bylaws of the Company.

         As permitted by the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of its directors to the Company and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's fiduciary duty.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIM

         Not Applicable.

ITEM 8. EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

Exhibit Number             Description
--------------             -----------

4 Orbit/FR, Inc. 1997 Equity Incentive Plan (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-25015) filed with the Securities and Exchange Commission on April 11, 1997.

5                          Opinion of Pepper Hamilton LLP.

23.1                       Consent of Ernst & Young LLP.

23.2                       Consent of Pepper Hamilton LLP (included in Exhibit
                           5).

24                         Power of Attorney (included on the Signature Page).

ITEM 9. UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)   To include any Prospectus required by section
10(a) (3) of the Securities Act of 1933, as amended;

                           (ii)  To reflect in the Prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Horsham, Pennsylvania on the date indicated.


                                                   ORBIT/FR, INC.


Date:  May 7, 1999                        By: /s/ Zeev Stein
                                             ----------------------------------
                                               Zeev Stein, Chairman and Acting
                                               Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zeev Stein and William A. Torzolini and each of them, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8 and other registration statements related to this Form S-8 by virtue of General Instruction E thereto, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof

         Pursuant to the requirements of the Securities Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the 7th day of May, 1999.

Name                                        Title
----                                        -----

/s/ Zeev Stein
------------------------------              Chairman of the Board of Directors
Zeev Stein                                  and Acting Chief Officer
                                            (principal executive officer)

/s/ William A. Torzolini
------------------------------              Vice President, Finance and Chief
William A. Torzolini                        Financial Officer (principal
                                            accounting and financial officer)

/s/ Shimon Alon
------------------------------              Director
Shimon Alon


/s/ Irwin L. Gross
------------------------------              Director
Irwin L. Gross

                                  EXHIBIT INDEX


Exhibit Numbers            Description
---------------            -----------

5                          Opinion of Pepper Hamilton LLP.

23.1                       Consent of Ernst & Young LLP.




                                      -9-